EXHIBIT 10.1

CREDIT ENHANCEMENT AND FINANCING SECURITY AGREEMENT

THIS CREDIT ENHANCEMENT AND FINANCING SECURITY AGREEMENT (the "Agreement") is made as of May 29, 2009 (the "Effective Date"), by and between GelTech Solutions, Inc., a Delaware corporation (the "Company"), and Michael Reger (the "Reger").

WITNESSETH

WHEREAS, Reger to expects obtain a revolving line of credit (the "Loan"), in the principal amount of $2,500,000.00 from Enterprise Bank (the "Bank") pursuant to a certain Revolving Line of Credit Loan Agreement between the Company and the Bank (the "Loan Agreement" ) and a related Revolving Promissory Note (the "Note" ) and a Mortgage and Security Agreement (“Mortgage”) (the Loan Agreement, Note and Mortgage are hereinafter sometimes referred to as the “Loan Documents”);

WHEREAS, Reger is personally responsible for the Loan;

WHEREAS, the Bank has provided the Loan to Reger on the condition that any disbursements under the Loan made to Reger must be advanced to the Company for the business purposes of using such advancement towards the Company’s operating capital and for the payment of the Company’s direct costs associated with acquisition of inventory;

WHEREAS, under the Loan Agreement, Michael Cordani (“Cordani”) and Joseph Ingarra (“Ingarra”) (collectively, Cordani and Ingarra are hereinafter referred to as the “Company’s Officers”) are Designated Persons authorized to request advances from the Loan (the “Requested Advances”);

WHEREAS, concurrent with Reger obtaining the Loan from the Bank, the Company will obtain a revolving line of credit from Reger (“Company’s Credit Line”) and will enter into a Revolving Line of Credit Agreement (“the Line of Credit Agreement”) and Revolving Promissory Note (the “Company Note”), which Credit Line Agreement and Company Note will contain similar terms of that of the Loan Agreement and Note executed by Reger in favor of the Bank (collectively, the Line of Credit Agreement and the Company Note are hereinafter sometimes referred to as the (“Company Loan Documents”);

WHEREAS, when the Requested Advances are made from the Loan by the Company’s Officers, the Requested Advances will be advanced to the Company and the Company will be obligated under the Company Note to repay Reger pursuant to the terms of the Line of Credit Agreement;

WHEREAS, Reger has issued two Line of Credits to the Company: (1) a  $1,000,000.00  line of credit to the Company (“$1MM LOC”), on which the Company has drawn against the $1MM LOC an amount equal to $773,000.00 plus all accrued and unpaid interest thereon as of the Effective Date of this Agreement (the “$1MM LOC Outstanding Balance”) and (2) a $4,000,000.00 line of credit to the Company (“$4MM LOC”), on which the Company has drawn against the $4MM LOC an amount equal to $___________ plus accrued and unpaid interest thereon as of the Effective Date of the this Agreement (the $4MM LOC Outstanding Balance”);

WHEREAS, as a condition precedent to the Bank making the Loan, Reger will cause  MR 1011, LLC, a Florida limited liability company owned wholly by Reger (“MR 1011”),  to enter into the Mortgage with the Bank;

WHEREAS, the Mortgage will grant a first-priority security interest in certain real property as described and set forth on Exhibit “A”) as collateral for the making of the Loan and repayment of the Note (the “Pledged Collateral”);

WHEREAS, in addition to the Pledged Collateral, the Loan Documents require that Reger make further security obligations in favor of the Bank in the form of affirmative covenants which will restrict the use of the Pledged Collateral and further burden Reger with continual reporting obligations to the Bank  (the “Affirmative Obligations”);

WHEREAS, subject to the closing of the Loan and in accordance with the terms of this Agreement, Reger has agreed to the Mortgage and Affirmative Obligation set forth in the Loan Documents; and

WHEREAS, as consideration for Reger to  grant, in favor of the Bank, a security interest in the Pledged Collateral and agree to be burdened by the Affirmative Obligations set forth in the Loan Documents, the Company has agreed, upon the terms and conditions set forth herein, to (i) issue Reger 150,000 shares of common stock, par value $ .001 per share (the "Common Stock"), (ii) pay a Loan Acquisition Fee (as described below), (iii) payoff the $1MM LOC Outstanding Balance and the $4MM LOC Outstanding Balance  and cancel the  $1MM LOC and the $4MM LOC and (iv) enter into the Company Loan Documents.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and Reger agree as follows:

1.

CONSIDERATION.

1.1

PLEDGE DOCUMENTS. In consideration of the Company’s issuance of the Common Stock and payment of the Loan Acquisition Fee (as defined in Section 1.2 below), Reger hereby agrees that he shall, or he shall cause MR 10011, as the case may be, at Closing (as defined in Section 2.1 below), execute and deliver, in favor of the Bank, whatever documentation the Bank reasonably requires in connection with the Loan, including but not limited to executing the Note, Loan Agreement and Mortgage.

1.2

ISSUANCE OF COMMON STOCK AND PAYMENT OF LOAN AQUISITION FEE. In consideration of Reger causing MR 1011 to execute a Mortgage in favor of the Bank and providing to the Bank an additional security for payment of the Note through Reger’s Affirmative Obligations contained in the Loan Documents, the Company hereby agrees that it shall at Closing (as defined in Section 2.1 below) (a) issue to the

Reger the Common Stock; (b) pay Reger a cash fee (the "Loan Acquisition Fee") in the amount of $60,000.00, (c) pay to the Reger the $1MM LOC Outstanding Balance and the $4MM LOC Outstanding Balance  and cancel both the $1MM LOC and the $4MM LOC and (d) enter into and execute Company Loan Documents for a $2,500,000.00 line of credit.

2.

THE CLOSING.

2.1

CLOSING DATE. The parties agree to effect the transactions contemplated hereby (the "Closing") contemporaneously with the execution of this Agreement, which Closing shall be contemporaneous with the closing of the Loan.

2.2

CLOSING DELIVERABLES. (a) At the Closing, the Company shall deliver, or cause to be delivered, as the case may be, to Reger: (i) an executed copy of this Agreement; (ii) a Board Resolution executed by the Board of the Directors of the Company and (iii) the Loan Acquisition Fee and (iv) Revolving Line of Credit Loan Cancelation Agreement, (iv) the Company Loan Documents and (v) pay all Initial Expenses (as defined in Section 5 below). (b) At the Closing, Reger shall deliver or cause to be delivered to the Company (i)  an executed copy of this Agreement and (ii) Reger shall, or Reger shall cause, as the case may be, to deliver to the Bank duly executed copies of the Loan Documents

3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents warrants and covenants to REGER and agrees as follows:

3.1

CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties, or financial condition. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all agreements related to obtaining the Company’s Credit Line and to carry out and perform its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue the Common Stock and pay the Loan Acquisition Fee.

3.2

AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the execution of the agreements related to the Loan, the issuance of the of Common Stock, the consummation of the other transactions contemplated hereby and the performance of all the Company's obligations hereunder have been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws. The shares of Common Stock issued to Reger have been duly authorized.

3.3

GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer and issuance of the Common Stock have been obtained and will be effective at the Closing, except for notices required or permitted to be filed thereafter with certain state and federal securities commissions, which notices shall be filed on a timely basis.

3.4

LITIGATION. There is no proceeding involving Company pending or, to the knowledge of Company, threatened before any court or governmental authority, agency or arbitration authority which would prohibit the Company from entering into this Agreement or the Company Loan Documents or any document or undertakings related thereto.

3.5

NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Company and no provision of any existing agreement that would be in conflict with this Agreement or the Company Loan Documents or any document or undertakings related thereto.

3.6

USE OF PROCEEDS FROM LOAN. The Company shall use the proceeds of the Company’s Credit Line solely for working capital of the Company and to acquire inventory in strict compliance with the Company Loan Documents.

4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF REGER. Reger hereby represents warrants and covenants to Company and agrees as follows:

4.1

AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Reger.  The execution of this Agreement and the agreements related to the Loan and all Loan Documents constitute a legal, valid and binding obligation of Reger enforceable against the Reger in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws.

4.2

LITIGATION. There is no proceeding or litigation involving Reger pending or, to the knowledge of Reger, threatened before any court or governmental authority, agency or arbitration authority which would prohibit Reger from entering into this Agreement or the Loan Documents.

4.3

USE OF PROCEEDS FROM LOAN. Reger shall use the proceeds of the Loan in strict compliance with the Loan Documents.

5

REIMBURSEMENT OF PAYMENTS IN CONNECTION WITH LOAN DOCUMENTS AND THIS AGREEMENT. (a) The Company hereby agrees to pay to Reger (i) all reasonable and documented costs and expenses (including closing costs and reasonable legal expenses associated with the Loan) incurred or expended by Reger in connection with (x) Reger’s negotiation, drafting and execution of this Agreement, the Loan Documents, the drafting and negotiation of the  Company’s Loan Documents and any agreements relating to its obligations under this Agreement,  and Reger’s review of all documents in connection with the Loan, including the Note, Loan Agreement and Mortgage (the "Initial Expenses") and (y) the Bank's taking any action against Reger to enforce the Bank's rights under the Mortgage or any one of the Loan Documents in the event that the cause of action is related to a default by the Company on its obligation under the Company Loan Documents (together with the Initial Expenses, the "Expenses"). Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Company shall not be required to reimburse Reger for Expenses that Reger would not have incurred but for  Reger's failure to satisfy the terms and conditions of this Agreement or the Mortgage and that such failure is not a result of default of an obligation by the Company under the Company Loan Document; (b) Each payment to be made by the Company hereunder shall be due within fifteen (15) days of the receipt by the Company of a request for reimbursement from Reger; notwithstanding the foregoing, the Company shall reimburse Reger for the Initial Expenses on day of the Closing; (c) All payments payable by the Company hereunder shall be made in immediately available funds to an account that Reger shall designate from time to time in writing to the Company. Payments due shall be made with interest thereon from the due date until payment thereof by the Company, at the Prime Rate offered by the Bank, plus 5%, and in effect as such due date. For the avoidance of doubt, the due date for any reimbursement request shall be fifteen (15) days after the date of a written reimbursement request made by Reger and (d) the Company shall make the payments specified above even if there is a dispute about whether the Bank is or was entitled to take any action to enforce its rights under the Mortgage or any one of the Loan Document.

6.

MISCELLANEOUS.

6.1

BINDING AGREEMENT; NON-ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not assignable without the express written consent of both parties, which consent may be withheld for any reason. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement.

6.2.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the transferees, successors, assigns, heirs, beneficiaries, executors, administrators, partners, agents, employees, and representatives of each party hereto.

6.3

GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida, irrespective of any contrary result otherwise required under the conflict or choice of law rules of Florida.

6.4

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6.5

TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6

NOTICES. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, if to the Company, addressed to Joseph Ingarra , Chief Operating Officer, GelTech Solutions, Inc.1460 Park Lane South Suite 1, Jupiter, Florida 33458, with a copy to Fred C. Cohen, Esq., Cohen, Norris, Scherer, Weinbeger & Wolmer, 712 U.S. Highway One Suite, 400 North Palm Beach, Florida 33408, or to the Michael Reger 777 Yamato Road Suite 300, Boca Raton, Florida 33431 with a copy to David W. Jamison, Jr. Esq. at 7501 Red Bay Place, Coral Springs, Florida 33065 or at such other address as a party may designate by ten days' advance written notice to the other party.

6.7

MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Reger

6.8

FURTHER ASSURANCES. The parties shall take such further actions, and execute, deliver and file such documents, as may be necessary or appropriate to effectuate the intent of this Agreement.

6.9

CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word "include" mean that the inclusion is not limited to the items listed; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "hereof", "hereunder", " herein" and " hereto" refer to the entire Agreement and not any section or subsection; and (g) "$" means the currency of the United States.

6.10

ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.

6.11

VENUE. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Palm Beach County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.

6.12

SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations, warranties and covenants made by Reger or the Company herein or in any certificate or other instrument delivered by and pursuant hereto or in connection herewith, shall be deemed to have been relied upon by all parties hereto, and shall survive throughout the term of this Agreement and for two years thereafter regardless of any investigation made by or on behalf of any party hereto.

6.13

PERFORMANCE. Time is of the essence in this Agreement.

This Agreement is signed and delivered on the date and year first above set forth in which may be executed in multiple counterparts each of which shall be an original.

GELTECH SOLUTIONS, INC, a Delaware Corporation

By:

Name:

Title:

Michael Reger